UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2009, Morningstar, Inc.’s (Morningstar) shareholders approved the Morningstar, Inc. Incentive Plan (the Incentive Plan). The Incentive Plan is a cash-based incentive program that rewards employees for meeting and exceeding annual performance goals approved by the Compensation Committee. The Incentive Plan was established in 2005 and last amended and restated effective January 1, 2009 to comply with Section 162(m) of the Internal Revenue Code (Section 162(m)).

The material terms of the Incentive Plan are outlined below and should be reviewed along with the full text of the Incentive Plan, which is attached hereto as Exhibit 10.1.

Eligibility

Only regular full-time and part-time employees are eligible to participate in the Incentive Plan. There are approximately 2,375 individuals who are eligible to participate in the Incentive Plan.

Administration, Amendments, and Termination

The Incentive Plan is administered by the Compensation Committee. The Incentive Plan may be amended or terminated by the Board or Compensation Committee. However, amendments will not be effective without the prior approval of our shareholders if their approval is necessary to qualify amounts paid under the Incentive Plan as performance-based compensation under Section 162(m) or any other applicable law or regulation. No amendment may apply to potential bonuses with respect to a performance period that began before the effective date of the amendment.

Performance Goals

Under the Incentive Plan, participants are eligible to receive annual bonuses based on achieving certain performance goals for each calendar year. With respect to executive officers, the Compensation Committee establishes the performance goals under the Incentive Plan within ninety days after the beginning of each year, provided that the outcome of the performance goals must be substantially uncertain at the time they are established. Performance goals for executive officers are stated as specific amounts of, or specific changes in, one or more financial measures determined by the Compensation Committee. Performance goals may also include operational goals such as: productivity, safety, other strategic objectives, and individual performance. The performance goals need not be the same for different performance periods and for any performance period may be stated: (a) as goals for the company, for one or more subsidiaries, business units, divisions, organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indexes, or be based on any combination of the foregoing; and (c) separately for one or more participants or business units, or in any combination of the two.

The Compensation Committee must use any one or more of the following financial measures to establish performance goals for executive officers: earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; net earnings; operating earnings or income; earnings growth; net income (absolute or compared with growth rates); net income per share; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity (absolute or compared with a peer group); stock price (absolute or compared with a peer group); absolute and/or relative return on common shareholders’ equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expense to operating revenue; gross revenue or revenue by pre-defined business segment (absolute or compared with growth rates for competitors); revenue backlog; margins realized on delivered services; total shareholder return; debt-to-capital ratio; or market share.

The Compensation Committee may specify any reasonable definition of the financial measures it uses. The definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual, or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

At the time the Compensation Committee establishes the performance goals, it also establishes a formula or standard for calculating the amount of the bonus payable to each executive officer. The bonus of a “covered employee” (generally, the chief executive officer and the three most highly compensated officers, other than the chief financial officer) may be decreased, but not increased, in the Compensation Committee’s discretion. In no event can a bonus payable to a covered employee for any year exceed $5.0 million.

Bonus Determination

Within a reasonable time after the end of each year, the Compensation Committee determines, and with respect to covered employees certifies in writing, whether the performance goals established for the year have been met and the extent to which the performance goals may have been exceeded, if applicable. If the Compensation Committee determines, and with respect to covered employees certifies in writing, the performance goals established for the previous year have been satisfied, the Compensation Committee determines the amount of the bonuses payable by the company.

Payment of Bonus

The company determines bonus payments, which are made in cash, as soon as practicable after the Compensation Committee determines the bonus amount. Bonus amounts may be expressed as individual bonuses or as one or more bonus pools, all or a portion of which may be allocated as individual bonuses to individuals employed in one or more business units. Except for participants on a leave of absence of less than three months, participants must be continuously employed by the company for the entire performance period to receive a bonus. If a participant is on a leave of absence for three months or longer, the Compensation Committee will determine whether the leave of absence constitutes a break in continuous employment. Further, if a participant is on a leave of absence on the last day of the performance period, the Compensation Committee may require that the participant return to active employment with the company at the end of the leave of absence as a condition to receiving the bonus payment. The Compensation Committee has the discretion to award pro-rata bonuses for participants who are not employed for an entire year.

Deferral of Bonus

Subject to the Compensation Committee’s approval, participants may elect to defer payment of a bonus by making a deferral election in accordance with applicable law. The Compensation Committee does not allow participants to defer payment of a bonus at this time.

Item 9.01.  Financial Statements and Exhibits.

Include the following information:

 (d)          Exhibits:

Exhibit No.	Description

10.1	Morningstar, Inc. Incentive Plan, as amended and restated effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 20, 2009	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Morningstar, Inc. Incentive Plan, as amended and restated effective January 1, 2009.